UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
PROVIDENT FINANCIAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 25, 2019

Dear Fellow Stockholder:

This letter supplements the Proxy Statement dated March 15, 2019 provided to stockholders of Provident Financial Services, Inc. (the “Company”) in connection with its Annual Meeting of Stockholders to be held on April 25, 2019 (the “Annual Meeting”).  At the Annual Meeting, stockholders are being asked to elect four directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, approve the 2019 Long-Term Equity Incentive Plan, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

In connection with the requested approval of the 2019 Long-Term Equity Incentive Plan, the Company is providing the following additional information to stockholders:

•   As of April 1, 2019, there were nine non-employee directors, 1,028 employees, and approximately 30 service providers eligible to participate in and receive awards under the Plan.

•   The closing sale price of the Company’s common stock as reported on the NYSE on April 4, 2019 was $26.46.

Provident Financial Services, Inc.

/s/ John Kuntz, Esq.
John Kuntz, Esq.
Corporate Secretary
Jersey City, NJ
April 5, 2019